Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated June 2, 2010, in Amendment No. 3 to the Registration Statement (Form S-1 No. 333-167271) and related Prospectus of Nielsen Holdings B.V. for the registration of shares of its common stock.

/s/ Ernst & Young LLP

New York, NY

August 16, 2010